Exhibit 99.1

BioAmber Reports Third Quarter 2014 Financial Results

Minneapolis, MN, November 6, 2014.  BioAmber Inc. (NYSE: BIOA), an industrial biotechnology company producing sustainable chemicals, today announced its financial results for the third quarter ended September 30, 2014.  Highlights included:

•	Sarnia project continues to be on budget and scheduled for mechanical completion in early 2015
•	A 15 year take-or-pay agreement was signed with Vinmar for at least 10,000 tons per year from Sarnia and 200,000 tons per year from two future succinic acid plants subject to their being built
•	A public offering of common stock was completed that raised $36 million in net proceeds
•	A bio-succinic acid supply contract was signed with Xuchuan, a leading global producer of polyols

“Sarnia is in a phase of rapid progress and is beginning its final sprint to mechanical completion.  We are seeing steady advancement with visible change on a daily basis,” said Jean-Francois Huc, BioAmber’s Chief Executive Officer.  “The public offering completed in July strengthened our balance sheet and enabled us to accelerate work on our next plant, including initial engineering work, site screening and funding for the plant.  In parallel, we have continued to manage our corporate expenses carefully, and the Sarnia plant remains on track to be mechanically complete in early 2015”.

Sarnia Highlights

•	Detailed engineering is complete
•	All major pieces of process equipment have been delivered, a majority of this equipment has been set in place, and the field erection of the three fermenters is approximately 70% complete
•	The steel work and equipment settings are nearing completion and the focus is shifting to piping and electrical work, with approximately 200 workers on site daily
•	The estimated cost to completion remains within the original budget, and the project remains scheduled for mechanical completion in early 2015

Other Business Highlights

•

BioAmber signed a 15-year bio-succinic acid take-or-pay agreement with Vinmar International for three plants with a total annual commitment of 210,000 tons once all plants are operational.  For Sarnia, Vinmar will purchase at least 10,000 tons per year of bio-succinic acid for 15 years

•

BioAmber signed a 5 year exclusive bio-succinic acid supply agreement with Xuchuan Chemical, a global leader in polyester polyols, who will initially buy succinic acid to make cast polyurethane elastomers (CPU) and who plan to subsequently expand the use of bio-succinic acid to shoe soles, coatings and artificial leather

•	BioAmber secured 8 new customers in the quarter, for a total of 16 new customers year-to-date
•

BioAmber initiated several preliminary steps in connection with its next commercial plant, which will produce both bio-BDO and bio-succinic acid.  Progress was made during the past quarter on site screening and selection, basic engineering, potential strategic partners, lenders and investors.

Financial Highlights

•	Cash on hand was $78.6 million as of September 30, 2014
•	BioAmber secured a CDN$7 million grant from Sustainable Development Technology Canada
•

BioAmber completed an offering of 3.22 million shares of common stock at a price of $12.00 per share, resulting in net proceeds of $36.0 million, after deducting underwriting discounts and estimated offering expenses

•	Net cash used in operating activities for the quarter ended September 30, 2014 was $2.3 million
•	The Company held its corporate cash burn during the quarter to below $2.0 million per month

Q3 2014 Financial Results

Revenue for the quarter ended September 30, 2014 decreased to $469,000, from $866,000 for the same period in 2013.  Sales volume in Q3 2014 was higher than in Q3 2013, but was offset by a decrease in the average sales price that resulted from customers seeking pricing more in line with the prices BioAmber has contractually committed to for future Sarnia supply. Revenues increased by 13% in Q3 2014 relative to sales of $415,000 in Q2 2014.  The Company continues to manage sales in an effort to preserve its bio-succinic acid inventory levels in advance of the Sarnia plant start-up.

Gross loss in the quarter ended September 30, 2014 was $979,000, compared to a gross profit of $211,000 for the same period in 2013.   Variable cost per unit was lower in Q3 2014 than in Q3 2013, but a majority of the fixed tolling costs related to demonstration plant labour and depreciation were expensed in Q3 2014, rather than being applied to inventory as they were in Q3 2013.  The expensing of fixed costs in Q3 2014 was due to a reduction in production volume.

Research and development expenses for the quarter ended September 30, 2014 were $3.6 million, an increase of $800,000 from the same period in 2013. The increase was due to a shift away from the use of external labs to additional utilization of the Company’s in-house R&D resources.

Sales and marketing expenses in the quarter ended September 30, 2014 were $954,000, a decrease from $1.1 million in the same period in 2013.  The decrease was due to reduced outsourcing to third parties.

General and administrative expenses for the quarter ended September 30, 2014 increased slightly to $2.4 million, from $2.3 million for the same period in 2013. The increase was primarily due to an increase in our payroll expenses and recruiting fees to support our growth.

Foreign currency losses in the quarter ended September 30, 2014 were $287,000 as compared to a gain of $111,000 for the same period in 2013. The increase in losses was driven by the weakening of the Canadian Dollar versus the U.S. Dollar in the third quarter of 2014, which negatively impacted the value of Canadian Dollar cash balances carried to meet Sarnia vendor obligations.

During the quarter ended September 30, 2014, the Company incurred net financial charges of $539,000, as compared to $2.9 million in the same period in 2013.   The net financial charges in the quarter were the result of $832,000 of interest expense and an end of term charge accretion on the loan from Hercules Technology Growth Capital. These charges were partially offset by a $241,000 non-cash gain related to changes in the fair market value of the warrants issued in connection with the Company’s initial public offering and $52,000 in interest income. In the third quarter of 2013, the Company recorded a non-cash charge of $2.0 million related to changes in the fair market value of these warrants. The warrants are revalued in each reporting period resulting in a non-cash amount being recorded in the statement of operations for as long as the warrants remain outstanding.

The Company also realized a non-cash gain from the extinguishment of debt during the quarter ended September 30, 2014. This is attributable to the amendment of certain repayment conditions in the FEDDEV loan used to finance the Sarnia facility.

The Company recorded a net loss attributable to BioAmber Inc. shareholders of $8.2 million, or a loss of $0.39 per share, for the quarter ended September 30, 2014, as compared to a net loss of $8.8 million, or a loss of $0.48 per share, for the same period in 2013.

The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the quarter ended September 30, 2014 was $8.6 million, or a loss of $0.41 per share, compared to an Adjusted Net Loss Attributable to BioAmber Inc. Shareholders of $6.8 million, or a loss of $0.37 per share, for the same period in 2013.  Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP financial metric that excludes, for the quarter ended September 30, 2014, the impact of the change in fair value of the warrants issued in connection with the IPO, the non-cash gain from the extinguishment of debt, and a non-cash reserve taken on the recorded value of inventory.  For the quarter ended September 30, 2013, it excludes the impact of the change in fair value of the warrants issued in connection with the IPO.    Please refer to Annex A: “Non-GAAP Financial Information—Adjusted Net Loss Attributable to BioAmber Inc. Shareholders” for more information regarding this non-GAAP financial metric.

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Webcast and Conference Call Information

BioAmber will discuss these results on a live audio webcast, which will be available on the Internet to investors, members of the news media and the general public at 4:30 p.m. Eastern Time on November 6, 2014. To access the webcast of the conference call, go to the company’s website, www.bio-amber.com.   Audio of the teleconference is also available by dialing:

North American callers:  +1 (888) 390-0546

International callers: (416) 764-8688

Teleconference replays will be available through November 13, 2014:

Domestic: 1-888-390-0541

International: 416-764-8677

Passcode: 620394

A replay of the webcast will also be available approximately two hours after the conclusion of the live webcast on BioAmber’s website, for a period of 30 days.

About BioAmber

BioAmber (NYSE: BIOA) is an industrial biotechnology company producing sustainable chemicals. Its proprietary technology platform combines industrial biotechnology and chemical catalysis to convert renewable feedstock into sustainable chemicals for use in a wide variety of everyday products including plastics, resins, food additives and personal care products.  For more information visit www.bio-amber.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the projected capital costs and scheduled completion of the planned Sarnia facility, future sales projections for our Bio-SA facility, our next commercial plant, the expected use of the proceeds of our recent public offering of common stock, the take-or-pay agreements with Vinmar International and sales to Xuchuan.   All statements other than statements of historical fact contained in this press release are forward-looking statements.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions.  Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber’s control.  BioAmber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended June 30, 2014.

BioAmber Investor Contact

Mike Hartmann

Executive Vice President

514-844-8000 Ext. 120

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BioAmber Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except for shares)

	Three Months Ended
	September 30,
	2014	2013
	$	$
Product sales	469	866
Cost of goods sold	1,448	655
Gross loss	(979)	211

Operating expenses
Research and development	3,578	2,760
Sales and marketing	954	1,074
General and administrative	2,420	2,296
Depreciation and amortization	69	40
Foreign exchange (gain) loss	287	(111)
Operating Expenses	7,308	6,059
Operating loss	8,287	5,848

Amortization of deferred financing costs	73	191
Financial charges (income)	539	2,906
Gain on debt extinguishment	(451)	0
Loss before income taxes	8,448	8,945
Income taxes	18	22
Net Loss	8,466	8,967

Net Loss attributable to:
BioAmber Inc. shareholders	8,161	8,834
Non-controlling interest	305	133
	8,466	8,967
Net Loss per share attributable to
BioAmber Inc. shareholders - basic	0.39	0.48

Weighted-average common shares
outstanding- basic	21,054	18,419

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BioAmber Inc.

Consolidated Balance Sheet Information

(unaudited, in thousands)

	As of September 30, 2014	As of December 31, 2013
Assets	$	$
Current assets:
Cash and cash equivalents	78,632	83,728
Accounts receivable	335	755
Inventories	2,992	2,415
Prepaid expenses and other current assets	4,702	7,394
Deferred financing costs	—	671
Total current assets	86,661	94,963
Property and equipment, net	69,094	13,554
Investment in equity method investment	35	710
Intangible assets including goodwill	4,939	4,852
Restricted Cash	670	—
Deferred financing costs	1044	—
Total assets	162,443	114,079

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	17,853	7,111
Income taxes payable	1,008	1,121
Deferred grants	2,907	3,061
Short-term portion of long term debt	12,154	6,520
Total current liabilities	33,922	17,813
Long-term debt	20,373	23,210
Warrants financial liability	20,239	5,840
Other long term liabilities	116	82
Total liabilities	74,650	46,945
Redeemable non-controlling interest	25440	—
Shareholders’ Equity	62,353	67,134
Total Liabilities and Shareholders’ Equity	162,443	114,079

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BioAmber Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands $)

	Three Months Ended
	September 30,
	2014	2013
	$	$
Operating Activities
Net Loss	(8,466)	(8,967)
Adjustments to reconcile net loss to cash:
Stock-based compensation	1,043	986
Depreciation and amortization	69	40
Warrant revaluation	(241)	2,000
Accretion of end of term charge on long-term debt	241	252
Amortization of deferred financing costs	73	191
Change in working capital	5,468	145
(Gain) loss on debt extinguishment	(451)	—
Other	11	11
Net cash used in operating activities	(2,253)	(5,342)

Investing Activities
Acquisition of property and equipment	(26,746)	(2,494)
Net cash used in investing activity	(26,746)	(2,494)

Financing Activities
Deferred financing costs	70	49
Issuance of long-term debt	3,041	—
Repayment of long-term debt	(2,846)	—
Government grants	3,308	—
Net proceeds from issuance of shares or units	52,566	19
Net cash provided by financing activities	56,139	68
Foreign exchange impact on cash	(2,812)	394
Increase/(decrease) in cash	24,328	(7,374)
Cash, beginning of period	54,304	102,981
Cash, end of period	78,632	95,607

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ANNEX A: Non-GAAP Financial Information

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP measure that represents net loss attributable to BioAmber Inc. shareholders adjusted to exclude certain non-cash items that impact net income. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended September 30, 2014 excludes the impact of the change in fair value of the warrants issued in connection with the IPO, the non-cash inventory reserve expense and the non-cash gain resulting from the extinguishment of debt. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended September 30, 2013 excludes the impact of the change in fair value of the warrants issued in connection with the IPO.

BioAmber presents Adjusted Net Loss Attributable to BioAmber Inc. Shareholders as a supplemental measure of BioAmber’s performance. The above items are excluded from BioAmber’s Adjusted Net Loss Attributable to BioAmber Inc. Shareholders because these items are non-cash in nature, or because the amount and timing of these items are either unpredictable or not driven by current operating results and renders comparisons with prior periods and competitors less meaningful.  BioAmber believes Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a useful measure for analysts and investors to evaluate BioAmber’s future ongoing performance as this measure allows for a more meaningful comparison of BioAmber’s projected cash earnings and performance with its historical results from prior periods and to the results of its competitors.  Adjusted Net Loss Attributable to BioAmber Inc. Shareholders corresponds more closely to the cash operating income generated from BioAmber’s business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of BioAmber’s business.

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders has certain limitations in that it does not take into account the impact of certain expenses to BioAmber’s consolidated statements of operations.  In evaluating Adjusted Net Loss Attributable to BioAmber Inc. Shareholders, you should be aware that in the future BioAmber may incur expenses similar to the adjustments in this presentation. BioAmber’s presentation of Adjusted Net Loss Attributable to BioAmber Inc. Shareholders should not be construed as an inference that BioAmber’s future results will be unaffected by unusual or non-recurring items. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is not a measurement of BioAmber’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

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BioAmber Inc.
Non-GAAP Financial Information
(unaudited, in thousands)
	Three Months Ended
	September 30,
	2014	2013
	$	$
Net loss attributable to BioAmber Inc. shareholders	8,161	8,834
Deduct:
Warrants Revaluation	(241)	2,000
Gain on extinguishment of debt	(451)	—
Inventory Reserve	231	—
Adjusted Net Loss attributable to
BioAmber Inc. shareholders	8,622	6,834

Adjusted net loss per share attributable to
BioAmber Inc. shareholders – basic	0.41	0.37

Weighted-average of common shares
outstanding- basic	21,054	18,419

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